CONTRACT OF EMPLOYMENT This Agreement is made on 18 March 2021 and deemed to take effect as of 08 December 2020 Between: (1) Hamilton UK Services Limited, a company incorporated in England and Wales (registered number 11381012) whose registered office is at 8 Fenchurch Place, London EC3M 4AJ (the “Company”) and (2) Adrian Daws of [ADDRESS REDACTED] (the “Executive” or “you”) WHEREAS, the Parties acknowledge that the Executive has been continuously employed by the Company or one of its subsidiaries or affiliates since December 14, 2015 (the “Effective Date”); and WHEREAS, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows: It Is Agreed: This Amended and Restated Agreement contains the terms and conditions of your employment. It includes the statement required to be given to you under Section 1 Employment Rights Act 1996. There are certain conditions that must be satisfied by you in order for your employment to continue. These are: • that you sign and return all documentation required by the Company; • that you are entitled to work in the United Kingdom; and • that you are capable of performing your duties; 1) INTERPRETATION 1.1 In this Agreement: “Agreed Benefits” means the provision of medical health insurance coverage in line with the Company’s current medical health insurance policy (the “Policy”), subject to the rules of the Policy, for a maximum of twelve months following the end of the Employment Term Exhibit 10.8 or, if sooner, the date on which the Executive obtains substantially comparable medical health insurance under any other contract; “Agreed Sum” means an amount equivalent to the gross value of one year’s Annual Salary plus an amount equivalent to one year’s Cash Incentive Award (calculated at target) (less any sums paid to the Executive by way of notice or payment in lieu of notice); “Annual Salary” means the annual base salary at the rate of £280,000 per annum (which shall be deemed to accrue from day to day) payable in arrears by equal monthly instalments in a manner consistent with current Company practice; “Bonus Scheme” means the Hamilton Insurance Group cash incentive plan as amended from time to time; “Business Day” means a day (other than a Saturday or a Sunday) on which banks are open for business in London; “Change in Control” has the meaning defined in the Hamilton Insurance Group 2013 Equity Incentive Plan (as amended from time to time); “Employment Term” means the period commencing on the Effective Date through termination in accordance with the terms of this Agreement; “Financial Year” means the financial year used for the purposes of the Bonus Scheme as from time to time adjusted; “Good Reason” has the meaning defined in the Hamilton Insurance Group 2013 Equity Incentive Plan (as amended from time to time); “Group Board” the board of directors of Hamilton Insurance Group; “Group CEO”means the Chief Executive Officer of Hamilton Insurance Group; “Group Company” means the Company and any company that is from time to time a parent or holding company of the Company, a direct or indirect subsidiary company of the Company, a direct or indirect subsidiary company of a holding company of the Company or a company in which the Company owns, directly or indirectly, at least fifty percent (50%) of the issued share capital, or any individual member of such group (excluding the Company) as the context requires; “Hamilton Insurance Group” or “Parent” means Hamilton Insurance Group, Ltd., a Bermuda company; “Restricted Business” means (i) the insurance or reinsurance business; (ii) the contemplation, creation and/or execution of insurance or reinsurance business, including all aspects of the planning and “start up” of such activities and (iii) any other business in which the Group Companies are engaged on the last day of Executive’s employment with the Company and with which Executive was materially involved in the twelve months prior to the Date of Termination; and “Termination Date” means the date on which the employment of the Executive under this Agreement shall terminate. 1.2 In this Agreement, unless the context otherwise requires: (a) references to clauses, sub-clauses and schedules are, unless otherwise stated, to clauses, sub-clauses of and schedules to this Agreement; and (b) the headings to the clauses are for convenience only and shall not affect the construction or interpretation of this Agreement. 2. EFFECTIVE DATE 2.1 Pursuant to the terms of this Amended and Restated Agreement, the Effective Date of and your employment will remain December 14, 2015. No employment with any previous employer counts as part of your period of continuous employment. 3. JOB TITLE AND DUTIES 3.1 You are employed as CEO, Hamilton Managing Agency Limited and shall report to the Group CEO or her delegate, as applicable. 3.2 In addition to the duties which this job normally involves, you agree to perform any other duties that may reasonably be assigned or vested in you by the Group CEO in relation to the Company and any Group Company. 3.3 You further agree to comply with all reasonable requests and/or instructions given or made by the Group CEO and to keep her regularly informed and promptly provide such explanations, information and assistance as to your activities or the business of the Company or any Group Company as the Group CEO may require. 3.4 You agree that the Company may assign this contract to another Group Company. You will be given one month’s written notice of any such assignment. 4 PLACE OF WORK 4.1 Your normal place of work is the Company’s premises at 8 Fenchurch Place, London EC3M 4AJ, United Kingdom. The Company shall be entitled to require you to work at other locations or offices within the United Kingdom or overseas whether on a temporary or permanent basis in line with the requirements of the Company. You may be required to work outside the United Kingdom for a period of more than one month. Details of the terms applying to such periods will be provided to you, should this become relevant. 4.2 You may be required to travel anywhere within the United Kingdom or overseas as is necessary for the proper performance of your duties. 5 REMUNERATION Annual Salary 5.1 As remuneration for the services under this Agreement, the Company shall pay the Executive his Annual Salary. Your Annual Salary will be reviewed annually and may be increased from time to time at the Company’s discretion without affecting the other terms of your employment. There is no obligation to award an increase. There will be no review of the salary after notice has been given by either party to terminate your employment. 5.2 You will not be entitled to additional pay for any overtime worked. Cash Incentive Program 5.3 During the Employment Term, Executive shall have the opportunity to earn a cash incentive award of up to 100% of Annual Salary for each fiscal year of the Company (the “Cash Incentive Award”). The cash incentive award, if any, shall be prorated for any partial year of Executive’s employment with the Company, based on actual performance. The Cash Incentive Award, if any, shall be determined by, and in the sole and absolute discretion of, the Compensation Committee of the Parent Board (or if no such committee is in place, the Parent Board) in consultation with the Group CEO and the Hamilton Managing Agency Limited Compensation Committee. The Compensation Committee of the Parent Board (or if no such committee, the Parent Board) in consultation with the Group CEO and the Hamilton Managing Agency Limited Compensation Committee, shall determine the amount (if any) and terms of any cash incentive award (including any applicable performance criteria and/or deferral component). The determinations of the Compensation Committee of the Parent Board (or if no such committee, the Parent Board) in respect of the cash incentive program shall be final and binding on all parties. The terms of any cash incentive program shall be communicated to Executive under separate cover. 5.4 No payment under the Cash Incentive Award shall be paid if before the date on which the Company usually pays such bonuses: (a) Notice of termination has been given by either party to the other; and/or (b) The Company has instituted disciplinary proceedings against the Executive, or the Executive is subject to an unexpired disciplinary warning.

Long Term Incentive Award 5.5 For any completed fiscal year of employment with the Company, Executive may be eligible to earn an equity incentive award from the Parent. Equity incentive awards, if any, shall be made under, and subject to the terms of, the Hamilton Insurance Group, Ltd. 2013 Long Term Incentive Plan, as amended from time to time (the “Equity Plan”) and any related written award agreement. Any awards granted to Executive under the Equity Plan shall be communicated by, and be subject to the terms and conditions of, a written award agreement between the Parent and Executive. Notwithstanding the generality of the foregoing, Executive shall be considered annually for eligibility to receive a grant of restricted stock units (“RSUs”) under the Equity Plan and performance stock units (“PSUs”) in the discretion of the Parent Board. Any such grant shall vest subject to Executive’s continued employment with the Company through the applicable vesting date(s) and subject to achievement of target performance metrics to be determined by the Compensation Committee of the Parent Board (or if no such committee, the Parent Board) in its sole discretion. Executive’s target annual equity incentive award shall be calibrated at 100% of Annual Salary. However, neither the Parent nor the Company shall have any obligation to grant such awards. Executive acknowledges that Executive may be required to execute additional documents in connection with the grant of any equity incentive award or the exercise or settlement of such awards. 5.6 For the purposes of the Employment Rights Act 1996 or otherwise, you consent to the deduction of any sums due from you to the Company (including without limitation any overpayments, loans or advances made to you by the Company, any excess holiday taken by you and/or the cost of repairing any damage or loss to the Company’s property caused by you) at any time from your salary or any other payment due from the Company to you. You also agree to make payment to the Company of any sums due from you to the Company upon demand by the Company at any time. 6 OTHER BENEFITS 6.1 You are eligible to participate in the Company’s pension scheme (the “Pension Scheme”) from the first day of your employment, subject to any requirements of the pension provider, particulars of which may be obtained from the Company subject to the terms of the Pension Scheme in force from time to time. The Company reserves the right to amend or terminate the Pension Scheme in its absolute discretion at any time provided that if the Pension Scheme is terminated it will be replaced with a new scheme. The Executive consents to the deduction of any contributions due to the Pension Scheme from his salary.

6.2 You shall also be entitled to participate in other benefit schemes from the first day of your employment, subject to any requirements of the benefit provider, including but not limited to Private Health Insurance, Life Assurance and Permanent Health insurance. Particulars of these schemes may be obtained from the Company. The Company shall have the right to change its arrangements for or withdraw the provision of such benefits as it sees fit. 6.3 Nothing in this clause: (a) Gives rise to any express or implied limitations on the ability of the Company to terminate this Agreement at any time in accordance with its terms or otherwise; or (b) Gives the Executive any rights to the continuation of existing benefits and/or any rights to prospective benefits following termination of his employment. 7 EXPENSES The Company shall reimburse you for all reasonable expenses properly incurred by you in the performance of your duties. Reimbursement will be in accordance with any Company policy on expenses which is in force at the time. 8 HOURS OF WORK 8.1 Your normal working hours are from 9:00 am to 5:30 pm Monday to Friday inclusive with an unpaid lunch break of one hour. However, due to the nature of your employment, including your seniority and the scope of you responsibilities, you may be required to work additional hours without additional remuneration if that is reasonably necessary (in the Company’s view) for the proper performance of your duties. 8.2 You agree to work hours which exceed the maximum average weekly working time limit of 48 hours imposed by the Working Time Regulations 1998. You may withdraw your agreement at any time on giving the Company 6 months’ prior written notice. 9 HOLIDAYS 9.1 In addition to normal English Bank and Public holidays, you are entitled to 25 working days’ paid holiday during each holiday year. The Company’s holiday year runs from 1 January to 31 December. Holidays must be taken at times convenient to the Company and you must give reasonable notice of proposed holiday dates which must be agreed in advance with your supervisor. Not more than two consecutive weeks of holiday may be taken at any one time without the approval of the Company. 9.2 For the holiday year during which your employment begins or ends, you will be entitled to such proportion of your annual holiday entitlement as the period of your employment in that holiday year bears to a full holiday year. The Company may require you to take some, all or none of any outstanding holiday entitlement during your notice period. Upon the termination of your employment for whatever reason you will, as appropriate, either be entitled to salary in lieu of any untaken accrued holiday entitlement or be required to repay to the Company any salary received in respect of holiday taken in excess of your proportionate holiday entitlement. For the purposes of calculating such payment in lieu or such repayment, a day’s paid holiday shall be taken to be your annual basic salary divided by 260. 10 SICKNESS 10.1 If you are absent from work due to sickness, accident or other incapacity, you must inform the Company as soon as possible and in any event by 9 am on your first day of absence. You must keep the Company regularly informed of the reasons for and expected duration of your absence. Entitlement to sick pay may be affected by late notification. 10.2 When any period of absence continues beyond seven calendar days you must obtain and immediately forward to the Company a medical certificate signed by a doctor. If absence continues after the expiry of the first certificate, further certificates must be obtained as necessary to cover the whole period of absence and forwarded to the Company immediately on each occasion. The Company may require you to be examined at any time by a doctor of its choice. 10.3 Immediately following your return to work after any period of absence for any reason you must complete a self-certification form, copies of which are available from the Company. 10.4 Subject to compliance with the above notification and certification requirements you will be entitled to statutory sick pay and may receive further payments up to the equivalent of your full salary at the Company’s discretion. For the avoidance of doubt, in the event that you receive any additional sums paid either by the Company or by virtue of your entitlement to a payment under a relevant insurance scheme, this additional payment will be deemed to include your entitlement to statutory sick pay. 11 OTHER WORK 11.1 During your employment with the Company you must not be involved either directly or indirectly in any other work without prior written approval, with such approval not being unreasonably withheld.

11.2 You agree that you will not accept any appointments (whether paid or unpaid) as a director or otherwise with any company other than the Company without the Company’s prior written consent. 12 CONFIDENTIALITY AND COMPANY PROPERTY 12.1 You agree both during and after the termination of your employment not to use or disclose to any person any confidential information: (a) concerning the business of the Company or any Group Company and which comes to your knowledge, directly or indirectly, during the course of or in connection with your employment; or (b) concerning the business of any client, customer, agent, supplier or distributor having dealings with the Company or any Group Company and which is obtained either directly or indirectly in circumstances subject to a duty of confidentiality. 12.2 This clause shall not apply to information which is: (a) used or disclosed in the proper performance of your duties or with the consent of the Company or respective Group Company; (b) disclosed as a protected disclosure within the meaning of section 43A Employment Rights Act 1996; (c) ordered to be disclosed by a court of competent jurisdiction or otherwise required to be disclosed by law; or (d) comes into the public domain (otherwise than due to a default by you). 12.3 All documents, manuals, hardware and software provided for your use by the Company or any Group Company, and any data or documents produced, maintained or stored on the Company’s computer systems or other electronic equipment remain the property of the Company or such respective Group Company and upon demand by the Company or such respective Group Company and in any event upon the termination of your employment with the Company for whatever reason you shall immediately return them together with all equipment, notes and memoranda, documents, software, records, codes, keys and passwords, designs, drawings or other property in any medium whatsoever belonging to the Company or such respective Group Company (together with any copies of the same) which is in your possession or under your control. You agree to abide with any obligations of the Company as a licensee of software, including any obligations not to use, disclose or reverse engineer such software.

13 INTELLECTUAL PROPERTY 13.1 You shall give the Company full written details of all Inventions (meaning inventions, ideas and improvements, whether or not patentable, and whether or not recorded in any medium) and of all works embodying Intellectual Property Rights made wholly or partially by you at any time during the course of your employment which relate to, or are reasonably capable of being used in, the business of the Company or any Group Company. You acknowledge that all Intellectual Property Rights subsisting (or which may in the future subsist) in all such Inventions and works shall automatically, on creation, vest in the Company absolutely. To the extent that they do not vest automatically, you hold them on trust for the Company. You agree promptly to execute all documents and do all acts as may, in the opinion of the Company, be necessary to give effect to this clause. 13.2 For the purposes of clause 13.1, “Intellectual Property Rights” consist of patents, rights to Inventions (as defined in clause 13.1 above), copyright and related rights, trademarks, trade names and domain names, rights in get-up, rights in goodwill or to sue for passing off, rights in designs, rights in computer software, database rights, rights in confidential information (including know-how and trade secrets) and any other intellectual property rights, in each case whether registered or unregistered and including all applications (or rights to apply) for, and renewals or extensions of, such rights and all similar or equivalent rights or forms of protection which may now or in the future subsist in any part of the world. 14 Termination of employment Executive’s employment shall terminate upon the first to occur of: 14.1 Executive’s death; 14.2 the termination of Executive’s employment by the Company for Cause without notice, where “Cause” means any of the following acts or occurrences as determined by the Company: (i) Executive’s indictment of or charge with respect to, conviction of, or pleading guilty or nolo contendere to a felony or equivalent offense or crime (other than a minor road traffic offense or other non-material offense not subject to a custodial sentence), in any case whether occurring before or after the date of this Agreement, (ii) Executive’s gross negligence or willful misconduct in connection with Executive’s employment that causes or is likely to cause significant loss or damage to any of the Group Companies, (iii) Executive’s conduct that constitutes fraud, material misrepresentation or embezzlement, (iv) Executive’s material breach of this Agreement or any other agreement with any of the Group Companies, or breach of any policy or procedure of the Group Companies, which, in the case of a non-recurring breach capable of being cured, remains uncured after fourteen (14) days following notice by the Company or the Group CEO of such breach, (v) Executive’s habitual use of alcohol or illegal use of drugs (including narcotics) that materially impairs or is reasonably likely to materially impair Executive’s ability to perform Executive’s duties and responsibilities for the Group Companies, (vi) Executive’s continued failure to substantially and/or satisfactorily perform Executive’s duties and responsibilities hereunder, which failure remains uncured after fourteen (14) days following notice by the Company or Group CEO of such failure, (vii) Executive being the subject of a complaint or charge by a governmental agency, rating agency or self- regulatory organization for an alleged violation (whether occurring before or after the date of this Agreement) of any statute or regulation which has or is reasonably likely to have an adverse impact on the reputation and standing in the community of any of the Group Companies, (viii) Executive failing to maintain any licenses necessary to perform the essential functions of Executive’s duties hereunder which remains uncured after thirty (30) days following notice by the Company of such failure, and/or (ix) repeated misconduct, repeated unsatisfactory performance or being guilty of serious misconduct. 14.3 the resignation by Executive upon one hundred and eighty (180) days’ prior written notice to the Company or, if resignation by Executive is on account of Good Reason, such earlier date specified in the Notice of Termination provided to the Company but no earlier than the date on which any applicable cure periods applicable to Good Reason events have expired. 14.4 the termination of Executive’s employment by the Company without Cause upon at least one hundred eighty (180) days’ prior written notice to Executive. 14.5 The Company reserves the right in its absolute discretion to terminate your employment with immediate effect by paying you a sum equal to your Annual Salary for all or any remaining part of your notice period irrespective of who gives notice. In the event of gross misconduct on your part, the Company reserves the right to terminate your employment immediately without notice or payment in lieu of notice. 14.6 During any period of notice or any part thereof, (whether given by you or the Company), the Company shall be under no obligation to assign any duties to you. The Company shall be entitled to exclude you from its premises. The Company may also require you not to have any contact or communication with any employees, suppliers or customers of the Company during any such period. Your right to receive your normal salary and other contractual benefits during your notice period will not be affected by the provisions of this clause 14.

15 TERMINATION PROCEDURE 15.1 Notice of Termination. Any termination of Executive’s employment by the Company or by Executive (other than by reason of Executive’s death) shall be communicated by a written Notice of Termination to the other party hereto. For purposes of this Agreement, a “Notice of Termination” means a notice that indicates the specific termination provision in this Agreement relied upon and, in circumstances in which the Company is terminating Executive’s employment for Cause or Executive is terminating for Good Reason, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment for Cause or Good Reason, as applicable, and specifies the Date of Termination consistent with the provisions of clause 14.2. 15.2 Date of Termination. For purposes of this Agreement, “Date of Termination” means (i) if Executive’s employment is terminated pursuant to clause 14.1, the date of Executive’s death, (ii) if Executive’s employment is terminated pursuant to clause 14.2, the date set forth in the Notice of Termination; provided, that, if applicable, the Notice of Termination shall not be effective until any applicable cure period has expired without the event or events leading to such termination having been cured, (iii) if Executive’s employment is terminated pursuant to clause 14.3, the date that is one hundred eighty (180) days after delivery of such notice; provided, that the Company may elect to terminate Executive’s employment earlier and continue to provide the compensation and benefits until such one hundred eightieth (180th) day (following which termination the Company will have no further obligation to provide compensation or benefits of any kind to or on behalf of Executive), (iv) if Executive’s employment is terminated pursuant to clause 14.4, the date set forth in the Notice of Termination, which date must be at least one hundred eighty (180) days after delivery of the Notice of Termination (or if no date or an earlier date is set forth therein, then on the one hundred eightieth (180th) day after delivery of the Notice of Termination); provided, that the Company may elect to terminate Executive’s employment earlier and continue to provide the compensation and benefits until such one hundred eightieth (180th) day (following which termination the Company will have no further obligation to provide compensation or benefits of any kind to or on behalf of Executive). 15.3 Severance Benefits; Notice Periods. 15.3.1 Except as otherwise expressly provided in clause 15.2 or clause 15.3.2, upon any termination of Executive’s employment hereunder, Executive shall not be entitled to any termination payments or other further compensation or benefits, unless such amounts are required by applicable law.

15.3.2 Upon termination of Executive’s employment due to Executive’s death, Executive’s beneficiary or estate, as applicable, shall be entitled to receive a payment equal to Executive’s Cash Incentive Award that would have been payable to Executive for any fiscal year ending prior to Executive’s death (if not already paid), prorated based on the number of days during such fiscal year on which Executive was employed, to be paid by the Company in a single lump sum within 60 days following the Date of Termination. 16 RESTRICTIVE COVENANTS You agree to abide by the provisions set out in the Schedule to this Agreement. 17 DISCIPLINARY AND GRIEVANCE PROCEDURES 17.1 Any disciplinary or dismissal matters affecting the Executive will be dealt with by the Group CEO or her nominee. Should the Executive wish to appeal against any disciplinary or dismissal decision he should submit his appeal in writing to the Group Board whose decision on such appeal shall be final. The Company reserves the right to suspend you with pay pending the outcome of any disciplinary proceedings. 17.2 If the Executive wishes to seek redress for any grievance relating to his employment he should first discuss the matter with the Group CEO. If the matter is not then settled, he should submit his grievance to the Group Board in writing whose decision on such grievance shall be final. 18 COLLECTIVE AGREEMENTS There are no collective agreements applicable to you or which affect your terms of employment. 19 DATA PROTECTION AND PRIVACY 19.1 The Company and the Group Companies may collect and process information relating to you (and where necessary family members/dependents) in accordance with the Privacy Notice. The Privacy Notice sets out how the Company and/or Group Companies collect and use personal information about you during and after your working relationship with the Company, in accordance with the principles of the General Data Protection Regulations. You are required to sign and date the Privacy Notice and return the signed version to the Company. 19.2 You shall agree to comply with all applicable policies, procedures and training provided to you regarding data protection and the use of equipment provided to you (including but not limited to mobile phones, computes and i-pads) when handling personal data in the course of your employment. The personal data in question may relate to any employee, worker, contractor, customer, client, supplier or agent of the Company or Group Company. 19.3 Failure to comply with such policies and procedures may be dealt with under the Company’s disciplinary procedure. 20 Changes to Terms and Conditions of Employment The Company reserves the right to make reasonable changes to any of your terms of employment provided this is agreed in writing by both parties at the time, such consent not to be unreasonable withheld by you. 21 CHANGE IN CONTROL 21.1 If there is a Change of Control of the Company and, within twelve (12) months following the Change of Control: (a) the Company terminates the Executive’s employment (other than for Cause pursuant to clause 14.2); or (b) the Executive serves notice to terminate his employment in accordance with clause 14.3 with Good Reason, the Company shall, subject to clause 21.2 below, pay the Agreed Sum to the Executive within one month following the end of the Employment Term and the Agreed Benefits will commence on the Date of Termination. The Agreed Sum shall be payable less any tax or other statutory deductions which the Company is obliged to deduct in line with normal payroll practices and applicable law. 21.2 The payment of the Agreed Sum and provision of the Agreed Benefits shall be conditional on and in consideration of: (a) the Executive complying with and continuing to comply with his obligations relating to confidentiality, intellectual property and restrictive covenants as set out in the attached Schedule; and (b) the Executive executing such documents in a form reasonably acceptable to the Company as it may require. 21.3 For the avoidance of doubt, the payment of the Agreed Sum and provision of the Agreed Benefits shall not affect the Executive’s entitlement to any of the following (in each case for the period prior to the Date of Termination): (a) any accrued but unpaid salary;

(b) any payment in lieu of accrued but unused holiday; or (c) the reimbursement of expenses, provided that all claims for reimbursement are submitted within four (4) weeks after the Date of Termination, 21.4 To the extent that the Agreed Sum is damages (which is not admitted), the parties agree that the terms of this clause 21 represent a genuine pre-estimate of the loss to the Executive that would arise on termination of the employment in the circumstances described and does not constitute a penalty. The Executive shall, subject to clause 21.3, accept the Agreed Sum in full and final settlement of all and any claims that he may have arising out of the employment or its termination 22 ENTIRE AGREEMENT 22.1 This Agreement and any documents referred to in it constitute the entire agreement and understanding between the parties and supersedes and extinguishes all previous agreements, promises, assurances, warranties, representations and understandings between them, whether written or oral, relating to its subject matter. 22.2 Each party acknowledges that in entering into this Agreement it does not rely on, and shall have no remedies in respect of, any statement, representation, assurance or warranty (whether made innocently or negligently) that is not set out in this agreement. 22.3 Each party agrees that it shall have no claim for innocent or negligent misrepresentation or negligent misstatement based on any statement in this agreement. 22.4 Nothing In this clause shall limit or exclude any liability for fraud. 23 GENERAL 23.1 These terms and conditions of employment must be read in conjunction with the Staff Handbook which you acknowledge you have received. If any of the terms and conditions in this Agreement conflict with the Staff Handbook or any offer letter, the terms and conditions of this Agreement will prevail. 23.2 Without prejudice to any other rights or remedies that the Company may have, you acknowledge and agree that damages alone would not be an adequate remedy for any breach by you of the terms of clauses 12, 13 and 16. Accordingly, the Employer shall be entitled to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach by you of the terms of clauses 12, 13 and 16 of this Agreement. 23.3 A person, firm or company which is not a party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

23.4 English law shall apply to this Agreement and both you and the Company submit to the jurisdiction of the English courts.

In witness whereof, this agreement has been duly executed and delivered the day and year first written. Signed by Daniel Fisher, Director /s/ Daniel Fisher for and on behalf of the Company Acknowledged and Agreed by /s/ Adrian Daws Adrian Daws

SCHEDULE Post-Termination Restrictions Since you will in the course of your employment hereunder have dealings with customers and obtain knowledge of the trade secrets and other confidential information in regard to the business of the Company and such Group Companies, you hereby agree with the Company for itself and as trustee for the Group Companies that you shall not without the prior written consent of the Group Board (such consent to be withheld only so far as may be reasonably necessary to protect the legitimate interests of the Company or any Group Company), either on your own account or on behalf of any other person, firm or company, directly or indirectly: A) Non-Competition; Non-Solicitation: (a) during the Employment Term and prior to the Date of Termination, be engaged, interested or concerned with, in or by any business or undertaking that is engaged in or carries on any aspect of the Restricted Business (it being agreed that this clause (i) does not prohibit passive ownership by Executive of up to 1% of the issued and outstanding common shares of a company when such class of shares trades publicly on a recognized securities exchange); (b) during the Employment Term and for a period of six (6) months following the Date of Termination (such period to be read as twelve (12) months following the Date of Termination in in respect of a termination of employment directly or indirectly in connection with a Change in Control (in accordance with clause 21)), solicit, interfere with, endeavor to entice away from the Group Companies or encourage to reduce the level or change the terms of business conducted with, or ownership by, any person, firm or company who or which as of the Date of Termination or in the period of twelve (12) months immediately prior to such date was a shareholder, customer or client of or regularly dealt with any of the Group Companies, or who at such date was to Executive’s knowledge negotiating with any of the Group Companies in relation to all or part of its business or its ownership, or which or whom Executive learned confidential information, other than any person, firm or company with which or with whom Executive conducted business prior to commencement of the Employment Term; and/or (c) during the Employment Term and for a period of six (6) months following the Date of Termination (such period to be read as twelve (12) months following the Date of Termination in in respect of a termination of employment directly or indirectly in connection with a Change in Control (in accordance with clause 21)), solicit the services of or endeavor to entice away from the Group Companies any director, employee or consultant of a Group Company (whether or not such person would commit any breach of such person’s contract of employment or engagement by reason of leaving the service of such company), or employ or engage, or knowingly aid or assist any other person in procuring the employment or engagement of, any such person. B) Extension/Termination of Post-Employment Period of Time. (i) Any post-employment period of time described above shall be extended one (1) day for each day that Executive is not in compliance with the provisions of this Schedule, and (ii) the Board, in its discretion, may by written notice to Executive terminate any post employment period of time described above earlier than its scheduled termination. C) Severability. It is expressly understood and agreed that, although Executive and the Company consider the restrictions contained in this Schedule to be reasonable, if a determination is made by an arbitrator, arbitration panel or a court of competent jurisdiction that the time or territory or any other restriction contained in this Schedule is an unenforceable restriction against Executive, then the applicable provision shall not be rendered void, but shall be deemed amended to apply as to the maximum time and territory and to the maximum extent as such court may judicially determine or indicate considered a work made for hire. Executive shall make and maintain adequate and current written records of all Developments and shall disclose all Developments promptly, fully and in writing to the Board promptly after development of the same, and at any time upon request.